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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: Daniel J. Doyle
President/CEO
(559) 298-1775

CENTRAL VALLEY COMMUNITY BANCORP
REPORTS PROFITABLE SECOND QUARTER EARNINGS

CLOVIS, CALIFORNIA...July 13, 2001...Central Valley Community Bancorp (CVCB) (OTC Bulletin Board: CVCY), the parent company of Clovis Community Bank, is pleased to report consolidated net income of $500,000, for the 3-month period ending June 30, 2001, an increase of 35.5%, compared to $369,000 for the same period in 2000.

    Consolidated net income of $1,221,000 which includes non-recurring income and expense items was reported for the 6-month period ending June 30, 2001, an increase of 74.2%, compared to $701,000 for the same period in 2000. Consolidated net income without non-recurring income and expense items would have been $704,000 for the 6-month period ending June 30, 2001, an increase of .43%, compared to $701,000 for the same period in 2000. Diluted earnings per share was $0.92 for the 6-month period ending June 30, 2001, representing a 73.6% increase over the $0.53 reported for the same period in 2000.

    Consolidated total assets grew to $203,266,000 at June 30, 2001, compared to $179,013,000 at June 30, 2000, an increase of 13.5%. Gross loans grew to $111,356,000 at June 30, 2001, an increase of 29.3%, compared to gross loans of $86,127,000 reported at June 30, 2000. Total deposits grew 14.0% to $180,330,000 at June 30, 2001, compared to total deposits of $158,167,000 at June 30, 2000.

    "We are pleased with Central Valley Community Bancorp's growth in all financial areas. We are equally pleased with our professional banking team who diligently work each and every day creating customized banking solutions for our personal and business customers," stated Daniel J. Doyle, Chief Executive Officer of CVCB and Clovis Community Bank.

    "The second quarter of 2001 marked the first anniversary of our Fig Garden Village and River Park offices. Both locations have exceeded our projections and expectations. Specifically as a result of the rapid growth of our River Park office located in the Village Courtyard complex, the Bank has elected to expand to a much larger stand-alone site in the same development, which is slated to open early 2002," said Doyle.

    Central Valley Community Bancorp trades over-the-counter under the symbol CVCY. Clovis Community Bank, founded in 1979, and the sole subsidiary of CVCB, operates five full-service offices in Clovis, Fresno, and Prather, plus Real Estate Lending, SBA Lending, and Agribusiness Lending Departments in Clovis, and offers investment services provided by Investment Center of America at the Main office in Clovis. Members of CVCB's and the Bank's Boards of Directors are: Daniel N. Cunningham (Chairman), David E. Cook, Sidney B. Cox, Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick. Additional information about Clovis Community Bank can be found at www.clovisbank.com.

    Forward-looking Statements—All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to, (1) significant increases in competitive pressure in the banking industry; (2) changes in the interest rate environment resulting in reduced margins; (3) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (4) changes in the regulatory environment; (5) fluctuations in the real estate market; (6) changes in business conditions and inflation; and (7) changes in securities markets. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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EXHIBIT 99.1
CENTRAL VALLEY COMMUNITY BANCORP REPORTS PROFITABLE SECOND QUARTER EARNINGS